UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

SHENGTAI PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51312	54-2155579
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Changda Road East
Development District, Changle County
Shandong, 262400
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536-6295802
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on November 9, 2010, Shengtai Pharmaceutical, Inc., the “Company”, effected a 1-for-2 reverse stock split of its issued and outstanding shares of Common Stock, and reduced the number of its authorized shares of Common Stock and Preferred Stock by the same reverse stock split ratio.  The reverse stock split and the reduction of the number of authorized shares of Common Stock and Preferred Stock were authorized by the stockholders of the Company at the annual general meeting of stockholders held on October 26, 2010 and by the Board of Directors of the Company on November 3, 2010.  Upon effectiveness of the reverses stock split, the outstanding and issued shares shall be approximately 9,584,903 shares, before rounding up of fractional shares.  The authorized number of shares of Common Stock is reduced from 100,000,000 to 50,000,000, and the authorized number of shares of Preferred Stock is reduced from 5,000,000 to 2,500,000.

The reverse stock split and the reduction of the authorized number of shares of Common Stock and Preferred Stock are reflected in the Certificate of Amendment attached herein, filed with the Delaware Secretary of State on November 9, 2010.

Item 8.01    Other Events

The Company new CUSIP number is 823214200.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No	Description

99.1	Certificate of Amendment filed with the Delaware Secretary of State on November 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICAL, INC.

Dated: November 12, 2010
By: /s/ Qingtai Liu
Name: Qingtai Liu
Title: Chief Executive Officer

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